   As filed with the Securities and Exchange Commission on May 3, 2000

                                                Registration No. 333-34644
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                ---------------

                              PRE-EFFECTIVE

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                                ---------------
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                VERISIGN, INC.
            (Exact name of Registrant as specified in its charter)
       Delaware                  7371                  94-3221585
   (State or other        (Primary standard         (I.R.S. employer
   jurisdiction of            industrial          identification no.)
   incorporation or      classification code
    organization)              number)

                                VeriSign, Inc.
                             1350 Charleston Road
                     Mountain View, California 94043-1331
                                (650) 961-7500
  (Address and telephone number of Registrant's principal executive offices)

                              Stratton D. Sclavos
                     President and Chief Executive Officer
                                VeriSign, Inc.
                             1350 Charleston Road
                     Mountain View, California 94043-1331
                                (650) 961-7500
           (Name, address and telephone number of agent for service)
                                ---------------
                                  Copies to:
     Jeffrey R. Vetter, Esq.               William A. Rosoff, Esq.
      Douglas N. Cogen, Esq.               David W. Ferguson, Esq.
    Andrew J. Schultheis, Esq.              DAVIS POLK & WARDWELL
     R. Gregory Roussel, Esq.                1600 El Camino Real
        FENWICK & WEST LLP                Menlo Park, CA 94025-4119
       Two Palo Alto Square                     (650) 752-2000
 Palo Alto, California 94306-2105
          (650) 494-0600
                                ---------------
  Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
                        CALCULATION OF REGISTRATION FEE

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
  Title of each class     Proposed maximum Proposed maximum  Proposed maximum    Amount of
    of securities to        amount to be    offering price  aggregate offering registration
     be registered           registered       per share           price             fee
--------------------------------------------------------------------------------------------
Common Stock, $0.001 par
 value.................    77,816,019(1)      $145.06(2)    $11,287,991,651(2) $2,980,030(3)
--------------------------------------------------------------------------------------------
Common Stock, $0.001 par
 value.................      183,271(4)       $109.13(5)      $20,000,405(5)     $5,281(3)
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

(1) Computed based on the number of shares of common stock of Network Solutions, Inc. outstanding as of April 6, 2000 and a fixed exchange ratio of 1.075 shares of VeriSign common stock for each of Network Solutions common stock.
(2) Computed pursuant to Rules 457(f)(1) and 457(c) under the Securities Act based on the average of the high and low per share prices of Network Solutions common stock on the Nasdaq National Market on April 6, 2000.

(3) Previously paid.

(4) Computed based on the estimated number of shares of common stock of Network Solutions, Inc. issued pursuant to change in control provisions and a fixed exchange ratio of 1.075 shares of VeriSign common stock for each Network Solutions common stock.

(5) Computed pursuant to Rules 457(f)(l) and 457(c) under the Securities Act based on the average of the high and low per share prices of Network Solutions common stock on the Nasdaq National Market on April 25, 2000.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
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

                                EXPLANATORY NOTE

  The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement as set forth below as in Item 16(a) of Part II.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

  As permitted by the Delaware General Corporation Law, the Registrant's Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or (iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;
(ii) the Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Certificate of Incorporation, its Amended and Restated Bylaws, or agreement; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive.

  The Registrant has entered into Indemnification Agreements with each of its current directors and certain of its executive officers and intends to enter into such Indemnification Agreements with each of its other executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

  The Registrant has obtained directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $25 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) Exhibits

 Exhibit
 Number  Exhibit Description
 ------- -------------------
 2.01    Agreement and Plan of Reorganization dated as of July 6, 1998 among the Registrant, VeriSign Merger Corp., SecureIT and the stockholders of SecureIT.(1)

 2.02    Exchange Agreement dated as of December 19, 1999 among the Registrant,
         Mark Shuttleworth, and THAWTE [USA], Inc.(2)

 2.03    Agreement and Plan of Reorganization dated as of December 17, 1999 among the Registrant, Signio, Inc., and BEHAD Acquisition Corp.(3)

 2.04 Agreement and Plan of Merger dated as of March 6, 2000 among the Registrant, Nickel Acquisition Corporation and Network Solutions,
         Inc.(4)

 Exhibit
 Number  Exhibit Description
 ------- -------------------
  4.01   Investors' Rights Agreement, dated November 15, 1996, among the
         Registrant and the parties indicated therein.(5)

  4.02 Voting Agreement dated as of March 6, 2000 among the Registrant and the parties indicated therein.(6)

  4.03   Registration Rights Agreement dated as of March 6, 2000 among the
         Registrant and the parties indicated therein.(7)

  4.04 First Amendment to Amended and Restated Investors' Rights Agreement dated as of July 7, 1998 by and between the Registrant and certain stockholders of the Registrant.(8)

  4.05 Registration Rights Agreement dated as of July 6, 1998 by and between the Registrant and the former stockholders of SecureIT.(9)

  5.01   Opinion of Fenwick & West LLP.

  8.01   Tax Opinion of Fenwick & West LLP.

  8.02   Tax Opinion of Davis Polk & Wardwell.

 23.01   Consent of KPMG LLP, independent auditors.*

 23.02   Consent of KPMG LLP, independent auditors.*

 23.03   Consent of KPMG LLP, independent auditors.*

 23.04   Consent of PricewaterhouseCoopers LLP, independent accountants.*

 23.05   Consent of Fenwick & West LLP (contained in Exhibit 5.01 and 8.01).

 23.06   Consent of Davis Polk & Wardwell (contained in Exhibit 8.02).

 99.01   Letter to the Stockholders of Registrant, dated May 3, 2000.*

         Letter to the Stockholders of Network Solutions, Inc., dated May 3,
 99.02   2000.*

         Notice of Annual Meeting of Stockholders of Registrant, dated May 3,
 99.03   2000.*

         Notice of Special Meeting of Stockholders of Network Solutions, Inc.,
 99.04   dated May 3, 2000.*

 99.05   Form of Proxy of Registrant.*

 99.06   Form of Proxy of Network Solutions, Inc.*

 99.07 Consent of Morgan Stanley & Co. Incorporated (contained in Annex B to the prospectus/proxy statement).*

         Consent of J.P. Morgan Securities Inc. (contained in Annex C to the
 99.08   prospectus/proxy statement).

 99.09 Consent of Chase H&Q, a division of Chase Securities Inc. (contained in Annex D to the prospectus/proxy statement).*

--------
(1) Incorporated herein by reference to Exhibit 2.01 to Registrant's Current Report on Form 8-K filed with the Commission on July 21, 1998 (the "July 21, 1998 8-K").
(2) Incorporated herein by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K filed with the Commission on February 16, 2000.
(3) Incorporated herein by reference to Exhibit 2.1 to Registrant's Current Report o Form 8-K filed with the Commission on March 7, 2000.
(4) Incorporated herein by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K filed with the Commission on March 8, 2000 (the "March 8, 2000 8-K").
(5) Incorporated herein by reference to Exhibit 4.01 to Registrant's Registration Statement on Form S-1 filed with the Commission on November 21, 1997.
(6)  Incorporated herein by reference to Exhibit 9.1 to the March 8, 2000 8-K.
(7)  Incorporated herein by reference to Exhibit 99.1 to the March 8, 2000 8-
     K.
(8)  Incorporated herein by reference to Exhibit 4.01 to the July 21, 1998 8-
     K.
(9) Incorporated herein by reference to Exhibit 4.09 to Registrant's Registration Statement on Form S-8 filed with the Commission on July 7, 1998.

 *   Previously filed.

(B) Financial Statement Schedules

  The information required to be set forth herein is incorporated by reference to VeriSign's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (c) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 2nd day of May 2000.

                                          VeriSign, Inc.

                                                /s/ Stratton D. Sclavos
                                          By: _________________________________
                                                    Stratton D. Sclavos,
                                               President and Chief Executive
                                                          Officer

  In accordance with the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 2nd day of May 2000.

              Signature                                   Title
              ---------                                   -----

     /s/ Stratton D. Sclavos           President, Chief Executive Officer and
______________________________________  Director
         Stratton D. Sclavos

                  *                    Executive Vice President of Finance and
______________________________________  Administration and Chief Financial Officer
             Dana L. Evan

                  *                    Chairman of the Board
______________________________________
           D. James Bidzos

                  *                    Director
______________________________________
          William Chenevich

                  *                    Director
______________________________________
           Kevin R. Compton

                  *                    Director
______________________________________
            David J. Cowan

                  *                    Director and Secretary
______________________________________
          Timothy Tomlinson

       /s/ Stratton D. Sclavos
*By: _________________________________
Stratton D. Sclavos, Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number           Exhibit Description
 -------          -------------------
  5.01   Opinion of Fenwick & West LLP

  8.01   Tax Opinion of Fenwick & West LLP
  8.02   Tax Opinion of Davis Polk & Wardwell